UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 18, 2008

NAUGATUCK VALLEY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50876	65-1233977
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

Naugatuck Valley Financial Corporation Announces Potential Investment Impairment
Resulting From Conservatorship of Fannie Mae

Naugatuck Valley Financial Corporation (“the Company”), the holding company for Naugatuck Valley Savings and Loan (“the Bank”), announced today that the U.S. Government’s actions with respect to the Federal National Mortgage Association (“Fannie Mae”) could adversely impact the value of the Bank’s investment holdings in certain pass-through auction rate securities issued by trusts with assets consisting solely of Fannie Mae preferred stock.

In July 2005, the Bank purchased $2.0 million of auction pass-through certificates (APT) issued by trusts sponsored by Merrill Lynch.  This investment was reduced to $1.4 million in January 2006.  In August 2006, the Bank purchased an additional $2.1 million of Merrill Lynch sponsored Fannie Mae APT certificates.  These auction pass-through certificates were rated investment grade by Moody’s and Standard & Poors at the time of purchase.  Early in 2008, various brokers who previously supported liquidity in the market for this type of investment removed their support which resulted in the Bank’s inability to liquidate its holdings.

Subsequently, Fannie Mae (along with Freddie Mac) was placed in conservatorship on September 7, 2008 as a result of the deterioration of the nation’s housing market and its negative impact on these two government sponsored entities.  The results of this action, along with general concern in the market about the future value of Fannie Mae preferred stock, have caused the values for the APT certificates to decrease materially.  At this time it is unclear when and if the value of the investments will recover in the future.  Management expects to record a write-down for other than temporary impairment for the quarter ending September 30, 2008.

The potential impairment charge of $3.5 million (assuming no tax benefit and assuming the investments were valued at zero) could result in a reduction of $0.51 in diluted earnings per share for 2008.  In the event that the Bank is required to write off this entire investment, the Bank would remain well capitalized under the capital guidelines as defined by the Office of Thrift Supervision, its primary regulator.

The impact on the Bank’s capital ratios if these investments were valued at zero (again assuming no tax benefit for the loss) at June 30, 2008 is as follows:

			Naugatuck Valley
	OTS Regulation		Savings and Loan
	Adequately	Well	As reported
(Dollars in thousands)	Capitalized	Capitalized	June 30, 2008	Adjusted

Tier I Capital (to Adjusted Total Assets)	4.00%	5.00%	8.29%	7.65%

Total Risk-Based Capital (to Risk-Weighted Assets)	8.00%	10.00%	12.16%	11.30%

Tier I Risk-Based Capital (to Risk-Weighted Assets)	4.00%	6.00%	11.48%	10.62%

Tangible Equity Capital (to Tangible Assets)	4.00%	5.00%	8.29%	7.65%

Neither the Company nor the Bank have any additional exposure to Fannie Mae or Freddie Mac in the form of common or preferred stock other than disclosed above.

This 8-K filing contains “forward-looking statements” which may describe future plans and strategies.  Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain.  Factors that could affect our actual results include market interest rate trends, the general regional and national economic market, our ability to control costs and expenses, actions by our competitors and their pricing, loan delinquency rates, and changes in state and federal regulation.  As we have no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statement. Except as required by applicable law or regulation, Naugatuck Valley Financial Corporation disclaims any obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: September 18, 2008	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer